Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Quarter Ended

September 30, 2025, and Quarterly and Supplemental Distribution

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its quarter ended September 30, 2025.

HIGHLIGHTS

•

On November 10, 2025, the Company’s Board of Directors (the “Board”) declared a distribution of $0.12 per share for the quarter ending December 31, 2025, payable in cash on December 12, 2025, to stockholders of record as of December 1, 2025, and a supplemental distribution of $0.02 per share, payable on December 12, 2025, to stockholders of record as of December 1, 2025.

•	During the quarter, ICMB made an investment in one existing portfolio company. This investment was $0.02 million, at cost.

•	ICMB fully realized its investments in two portfolio companies during the quarter, totaling $6.5 million in proceeds. The internal rate of return on these investments was 12.67%.

•	During the quarter, the Company had net repayments of $0.01 million on delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair market value, as of September 30, 2025, was 10.87%, compared to 10.57% for the quarter ended June 30, 2025.

•

Net asset value decreased $0.23 per share to $5.04, compared to $5.27 as of June 30, 2025. Net assets decreased by $3.3 million, or 4.32%, during the quarter ended September 30, 2025 compared to June 30, 2025.

Portfolio results, as of and for the three months ended September 30, 2025:

Total assets	$210.6mm
Investment portfolio, at fair value	$196.1mm
Net assets	$72.7mm
Weighted average yield on debt investments, at fair market value (1)	10.87%
Net asset value per share	$5.04
Portfolio activity in the current quarter:
Number of investments in new portfolio companies during the period	0
Number of portfolio companies invested in, end of period	41
Total capital invested in existing portfolio companies (2)	$1.1mm
Total proceeds from repayments, sales, and amortization (3)	$7.5mm
Net investment income before taxes (NII)	$0.6mm
Net investment income before taxes per share	$0.04
Net decrease in net assets from operations	($1.3	)mm
Net decrease in net assets from operations per share	($0.09)
Distributions paid per common share	$0.14

(1)

Represents average yield on total debt investments weighted by fair market value as of September 30, 2025. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(2)	Includes gross advances for delayed draw and revolving credit commitments and PIK interest to existing portfolio companies.
(3)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh said “Deal activity has gained momentum, but with spreads still compressed, selectivity remains essential. We continue to focus on disciplined underwriting, emphasizing structure and capital protection rather than reaching for marginal yield.

We are also pleased to announce that the parent company of the Company’s investment adviser continues to provide support to the Company. Our board of directors has approved Investcorp Capital plc to provide a backstop commitment to refinance our 4.875% notes due April 1, 2026. This commitment enhances our flexibility, proactively addresses the near-term maturity, and strengthens our balance sheet.”

The Company’s dividend framework provides a quarterly base dividend and may be supplemented, at the discretion of the Board, by additional dividends as determined to be available by the Company’s net investment income and performance during the quarter.

On November 10, 2025, the Board declared a distribution for the quarter ended December 31, 2025 of $0.12 per share payable on December 12, 2025, to stockholders of record as of December 1, 2025, and a supplemental distribution of $0.02 per share, payable on December 12, 2025, to stockholders of record as of December 1, 2025.

This distribution represents a 20.14% yield on the Company’s $2.78 share price as of market close on September 30, 2025. Distributions may include net investment income, capital gains and/or return of capital, however, the Company does not expect the dividend for the quarter ending September 30, 2025 to be comprised of a return of capital. The Company’s investment adviser monitors available taxable earnings, including net investment income and realized capital gains, to determine if a return of capital may occur for the year. The Company estimates the source of its distributions as required by Section 19(a) of the Investment Company Act of 1940 to determine whether payment of dividends are expected to be paid from any other source other than net investment income accrued for the current period or certain cumulative periods, but the Company will not be able to determine whether any specific distribution will be treated as taxable earnings or as a return of capital until after at the end of the taxable year.

Portfolio and Investment Activities

During the quarter, the Company made an investment in one existing portfolio company. The aggregate capital invested during the quarter totaled $0.02 million, at cost.

The Company received proceeds of $7.5 million from repayments, sales and amortization during the quarter, primarily related to the realization of AMCP Clean Acquisition Company Term Loan and One Call Medical Term Loan.

During the quarter, the Company had net repayments of $0.01 million on delayed draw and revolving credit commitments to portfolio companies.

The Company’s net realized, and unrealized gains and losses accounted for a decrease in the Company’s net investments of approximately $1.8 million, or $0.12 per share. The total net decrease in net assets resulting from operations for the quarter was $1.3 million, or $0.09 per share.

As of September 30, 2025, the Company’s investment portfolio consisted of investments in 41 portfolio companies, of which 78.32% were first lien investments and 21.68% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 98.49% floating rate investments and 1.51% fixed rate investments.

Capital Resources

As of September 30, 2025, the Company had $11.6 million in cash, of which $7.8 million was restricted cash, and $36.5 million of unused and available capacity under its revolving credit facility with Capital One, N.A.

Subsequent Events

Subsequent to September 30, 2025 and through November 12, 2025, the Company invested a total of $2.5 million, at cost, which included investments in three existing portfolio companies and received approximately $11.1 million from the repayment of three positions, the sale of one position, and the cancellation of warrants in one position. As of November 12, 2025, the Company had investments in 37 portfolio companies.

On November 10, 2025, the Board declared a distribution for the quarter ended December 31, 2025 of $0.12 per share payable on December 12, 2025 to stockholders of record as of December 1, 2025, and a supplemental distribution of $0.02 per share, payable on December 12, 2025, to stockholders of record as of December 1, 2025.

On November 10, 2025, the Company entered into a letter of commitment with Investcorp Capital plc (“ICAP”), an

Affiliate of the Adviser, to provide, or cause to be provided, capital to the Company in the event the Company is unable to repay any portion of the principal balance of the Company’s 4.875% Notes due 2026. Under the letter of commitment, ICAP is required to provide, or cause to be provided a loan (“ICAP Loan”) to the Company in an amount up to the lesser of (i) the remaining, unredeemed, principal amount of the Notes outstanding on April 1, 2026 and (ii) $65,000,000. In exchange, the Company will pay ICAP a fee in an amount equal to the sum of (i) the upfront fee of 0.50% and (ii) an ongoing fee of 1.00% per annum during the period from November 10, 2025 until April 1, 2026, pro-rated for any period of less than one year. The ICAP Loan would bear interest at the rate of SOFR plus 5.50% per year, payable quarterly in arrears. The ICAP Loan would mature on July 1, 2029. The foregoing description of the letter of commitment does not purport to be complete and is qualified in its entirety by reference to the full text of the letter of commitment, filed as an exhibit to the Quarterly Report on Form 10-Q for the Company’s quarter ended September 30, 2025.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $190,433,861 and $184,154,029, respectively)	$194,102,143	$188,602,029
Affiliated investments, at fair value (amortized cost of $16,376,153 and $16,351,878, respectively)	2,032,904	3,014,929

Total investments, at fair value (amortized cost of $206,810,014 and $200,505,907,respectively)	196,135,047	191,616,958
Cash	3,860,953	771,483
Cash, restricted	7,772,207	11,333,064
Principal receivable	296,804	720,855
Interest receivable	1,718,220	1,576,381
Payment-in-kind interest receivable	188,912	85,399
Long-term receivable	—	489,365
Short-term receivable	352,308	160,901
Prepaid expenses and other assets	311,628	97,324

Total Assets	$210,636,079	$206,851,730

Liabilities
Debt:
Revolving credit facility	$63,500,000	$58,500,000
2026 Notes payable	65,000,000	65,000,000
Deferred debt issuance costs	(907,945)	(1,369,415)
Unamortized discount	(35,555)	(88,888)

Debt, net	127,556,500	122,041,697
Payable for investments purchased	3,135,313	1,474,677
Dividend payable	2,020,368	1,728,749
Income-based incentive fees payable	364,405	501,955
Base management fees payable	775,225	769,176
Interest payable	2,835,787	1,894,921
Deferred income liability	517,499	—
Directors’ fees payable	—	81,323
Accrued expenses and other liabilities	727,656	757,102

Total Liabilities	137,932,753	129,249,600
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,431,202 and 14,406,244 shares issued and outstanding, respectively)	14,431	14,406
Additional paid-in capital	203,575,908	203,505,480
Distributable earnings (loss)	(130,887,013)	(125,917,756)

Total Net Assets	72,703,326	77,602,130

Total Liabilities and Net Assets	$210,636,079	$206,851,730

Net Asset Value Per Share	$5.04	$5.39

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$3,888,504	$4,674,329	$11,155,389	$14,327,218
Non-controlled, affiliated investments	—	—	(1,934)	11,911

Total interest income	3,888,504	4,674,329	11,153,455	14,339,129
Payment in-kind interest income
Non-controlled, non-affiliated investments	340,359	1,859,938	1,102,374	3,221,182
Non-controlled, affiliated investments	—	20,769	21,137	60,369

Total payment-in-kind interest income	340,359	1,880,707	1,123,511	3,281,551
Dividend income
Non-controlled, non-affiliated investments	—	—	81,607	54,138
Non-controlled, affiliated investments	—	—	—	—

Total dividend income	—	—	81,607	54,138
Payment in-kind dividend income
Non-controlled, non-affiliated investments	—	212,979	452,742	615,400

Non-controlled, affiliated investments	—	—	—	—
Total payment-in-kind dividend income	—	212,979	452,742	615,400
Other fee income
Non-controlled, non-affiliated investments	127,621	78,760	459,132	293,965
Non-controlled, affiliated investments	—	—	—	—

Total other fee income	127,621	78,760	459,132	293,965

Total investment income	4,356,484	6,846,775	13,270,447	18,584,183
Expenses:
Interest expense	2,029,835	1,857,409	5,717,997	5,988,599
Base management fees	877,923	840,459	2,577,693	2,681,973
Income-based incentive fees	(18,802)	501,540	(137,550)	501,540
Professional fees	246,313	394,639	864,883	1,007,373
Allocation of administrative costs from Adviser	225,390	185,906	707,287	653,680
Amortization of deferred debt issuance costs	153,823	152,591	461,471	457,772
Amortization of original issue discount - 2026 Notes	17,778	17,778	53,333	53,333
Insurance expense	125,612	127,768	372,123	381,302
Directors’ fees	76,500	94,529	226,500	243,186
Custodian and administrator fees	70,791	72,123	219,028	241,390
Other expenses	84,848	124,013	368,735	621,975

Total expenses	3,890,011	4,368,755	11,431,500	12,832,123
Waiver of base management fees	(102,658)	(69,578)	(248,827)	(239,908)
Waiver of income-based incentive fees	—	—	—	—

Net expenses	3,787,353	4,299,177	11,182,673	12,592,215

Net investment income before taxes	569,131	2,547,598	2,087,774	5,991,968

Income tax expense (benefit), including excise tax expense	60,666	221,655	371,635	278,561

Net investment income after taxes	$508,465	$2,325,943	$1,716,139	$5,713,407

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	$—	$(4,056,505)	$581,343	$(5,917,019)
Non-controlled, affiliated investments	—	—	—	(6,239,984)

Net realized gain (loss) from investments	—	(4,056,505)	581,343	(12,157,003)
Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	(1,307,380)	7,558,426	(779,718)	9,869,454
Non-controlled, affiliated investments	(461,615)	778,765	(1,006,300)	3,640,365

Net change in unrealized appreciation (depreciation) on investments	(1,768,995)	8,337,191	(1,786,018)	13,509,819

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	(1,768,995)	4,280,686	(1,204,675)	1,352,816

Net increase (decrease) in net assets resulting from operations	$(1,260,530)	$6,606,629	$511,464	$7,066,223

Basic and diluted:
Earnings per share	$(0.09)	$0.46	$0.04	$0.49
Weighted average shares of common stock outstanding	14,431,202	14,403,752	14,421,267	14,400,619
Distributions declared per common share	$0.14	$0.12	$0.38	$0.42

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included in this press release and made on the earnings call for the quarter ended September 30, 2025, may contain “forward-looking statements,” which relate to future performance, operating results, events and/or financial condition. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release or made on the earnings call are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the earnings call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-KT and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154